Exhibit 99.1

Imperva Announces Record Third Quarter 2015 Financial Results

•	Total revenue of $63.3 million, up 48% year-over-year

•	Combined product and subscription revenue increased a record 64% year-over-year driven by subscription and product revenue growth of 93% and 55%, respectively

•	GAAP operating loss of $5.3 million; Non-GAAP operating income of $6.7 million

•	Total deferred revenue as of September 30, 2015 increased 32% year-over-year to $91.3 million driven by 44% increase in short-term deferred revenue

•	Generated record operating cash flow of $10.5 million

•	Increasing FY15 guidance

Redwood Shores, Calif. – October 29, 2015 – Imperva, Inc. (NYSE: IMPV), committed to protecting business-critical data and applications in the cloud and on-premises, today announced financial results for the third quarter ended September 30, 2015.

“Imperva has best-of-breed discovery, protection and compliance solutions that drove our record third quarter results, as we exceeded guidance across all key operating metrics,” stated Anthony Bettencourt, President and Chief Executive Officer of Imperva. “The company continues to benefit from the ongoing demand of enterprises looking to protect their data and applications, as the size and frequency of attacks increase globally. The combination of our commitment to innovation, ability to attract new customers and expand within our large existing global customer base, positions Imperva to continue to grow faster than the markets we address.”

Third Quarter 2015 Financial Highlights

•	Revenue: Total revenue for the third quarter of 2015 was $63.3 million, an increase of 48% compared to $42.7 million in the third quarter of 2014. Within total revenue, product revenue was $30.5 million, up 55% compared to $19.6 million in the same period last year. Services revenue increased 43% year-over-year to $32.9 million and accounted for 52% of total revenue. Within services revenue, overall subscription revenue grew 93% to $12.3 million, compared to the third quarter of 2014. Combined product and subscription revenue was $42.7 million, an increase of 64% compared to $26.0 million in the third quarter of 2014.

•	Operating Profit (Loss): Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $(5.3) million for the third quarter compared to a loss of $(13.5) million during the third quarter in 2014. GAAP results included stock-based compensation of $11.7 million for the third quarter of 2015 and $10.8 million for the third quarter of 2014. Non-GAAP operating income for the third quarter was $6.7 million or 10.6% of total revenue, compared to a loss of $(2.4) million during the same period in 2014, excluding the above mentioned charges.

•	Net Profit (Loss): GAAP net loss attributable to Imperva stockholders for the third quarter was $(5.7) million, or $(0.19) per share based on 30.8 million weighted average shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $(13.6) million, or $(0.52) per share based on 26.0 million weighted average shares outstanding in the prior-year period.

Non-GAAP net income attributable to Imperva stockholders for the third quarter of 2015 was $6.3 million, or $0.19 per share based on 32.7 million weighted average diluted shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss attributable to Imperva stockholders of $(2.5) million, or $(0.10) per share based on 26.0 million weighted average shares outstanding in the prior-year period.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

•	Balance Sheet and Cash Flow: As of September 30, 2015, Imperva had cash, cash equivalents and investments of $253.8 million. Total deferred revenue of $91.3 million increased 32% compared to $68.9 million as of September 30, 2014. Short-term deferred revenue of $66.3 million increased 44% compared to $46.2 million as of September 30, 2014.

The company generated $10.5 million in net cash from operations for the third quarter of 2015 compared to $2.5 million during the third quarter of 2014. The company generated $9.3 million in free cash flow for the quarter compared to $1.7 million during the same period last year.

Third Quarter and Recent Operating Highlights

•	During the third quarter of 2015, Imperva booked 130 deals with a value over $100,000, an increase of 23% compared to 106 deals during the third quarter of last year.

•	During the third quarter of 2015, Imperva added 188 new customers compared to 183 during the third quarter of last year. Imperva now has over 4,300 customers in more than 90 countries around the world.

•	Imperva was named as a Leader in Gartner’s Magic Quadrant for Web Application Firewalls and, for the second consecutive year, was the only company positioned as a leader in this space.

•	Imperva announced that the Imperva Incapsula DDoS Protection solution was rated as a Leader in The Forrester Wave™ DDoS Services Providers and received the highest scores in the current offering category.

•	Imperva announced the availability of Imperva SecureSphere 11.5 with ThreatRadar Account Takeover Protection which is designed to protect web application accounts from being compromised. The release also extended SecureSphere data protection to Amazon Web Services and added data protection for next generation big data engines.

Business Outlook

The following forward-looking statements reflect expectations as of October 29, 2015. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

Fourth Quarter Expectations – Ending December 31, 2015

Imperva expects total revenue for the fourth quarter of 2015 to be in the range of $66.0 million to $68.0 million, representing growth in the range of 28.5% to 32.4% compared to the same period in 2014. The company expects in the fourth quarter of 2015 non-GAAP gross margins of approximately 82%. Further, Imperva expects in the fourth quarter of 2015 non-GAAP operating income to be in the range of $4.0 million to $6.0 million and non-GAAP net income to be in the range of $3.4 million to $5.4 million, or $0.10 to $0.16 per share based on approximately 33.5 million weighted average diluted shares, which excludes stock-based compensation and amortization of purchased intangibles.

Full Year Expectations –Ending December 31, 2015

Imperva expects total revenue for 2015 to be in the range of $227.6 million to $229.6 million, or up 38.8% to 40.0% compared to 2014. Imperva expects 2015 non-GAAP gross margins of approximately 81%. Further, the company expects 2015 non-GAAP operating profit to be in the range of $1.7 million to $3.7 million and non-GAAP net profit to be in the range of $0.2 million to $2.2 million, or approximately breakeven to $0.07 per share based on approximately 31.8 million weighted average shares, which excludes stock-based compensation and amortization of purchased intangibles. Imperva expects capital expenditures for the full year to be in the range of $6.0 million to $7.0 million. Finally, the company expects to generate positive cash flows from operations in 2015.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the third quarter ended September 30, 2015. To access this call, dial (888) 397-5362 for the U.S. or Canada or (719) 325-2206 for international callers with conference ID #532703. A live webcast of the conference call will be accessible from the investors page of the Imperva website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through November 12, 2015, by dialing (877) 870-5176 for the U.S. and Canada, or (858) 384-5517 for international callers and entering passcode #532703.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation, amortization of purchased intangibles and acquisition-related expenses from the Imperva unaudited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding the Imperva “Business Outlook” (“Fourth Quarter Expectations – Ending December 31, 2015” and “Full Year Expectations – Ending December 31, 2015”); and the Company’s belief related to ongoing demand of enterprises looking to protect their data and applications, as the size and frequency of attacks increase globally and its beliefs regarding its ability to attract new customers and expand within its existing global customer base, and that when combined with its commitment to innovation, Imperva will be able to continue to grow faster than the markets it addresses. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for its cyber security solutions may not increase and may decrease; the risk that it may not timely introduce new products or versions of its products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to offer greater value or to be better positioned to help handle cyber security threats and protect their businesses from major risk; the risk that existing customers may focus their additional cyber security spending on other technologies or addressing other risks; the risk that the growth of Imperva may be lower than anticipated or that the growth of the markets that Imperva addresses may be faster than anticipated; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on August 7, 2015 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva® (NYSE:IMPV), is a leading provider of cyber security solutions that protect business-critical data and applications. The company’s SecureSphere, Incapsula and Skyfence product lines enable organizations to discover assets and risks, protect information wherever it lives – in the cloud and on-premises – and comply with regulations. The Imperva Application Defense Center, a research team comprised of some of the world’s leading experts in data and application security, continually enhances Imperva products with up-to-the minute threat intelligence, and publishes reports that provide insight and guidance on the latest threats and how to mitigate them. Imperva is headquartered in Redwood Shores, California. Learn more: www.imperva.com, our blog, on Twitter.

© 2015 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, SecureSphere, Incapsula and Skyfence are trademarks of Imperva, Inc. and its subsidiaries.

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IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	Sep 30 2015	Sep 30 2014	Sep 30 2015	Sep 30 2014

Net revenue:
Products and license	$30,451	$19,642	$71,450	$48,199
Services	32,898	23,033	90,134	64,434

Total net revenue	63,349	42,675	161,584	112,633
Cost of revenue(1, 2):
Products and license	2,741	2,299	7,535	6,106
Services	9,148	7,202	26,250	20,181

Total cost of revenue	11,889	9,501	33,785	26,287

Gross profit	51,460	33,174	127,799	86,346
Operating expenses(1, 2):
Research and development	13,183	10,459	38,973	32,038
Sales and marketing	31,806	26,853	97,130	74,953
General and administrative	11,401	8,987	32,781	25,013
Amortization of purchased intangibles	352	351	1,056	917

Total operating expenses	56,742	46,650	169,940	132,921

Loss from operations	(5,282)	(13,476)	(42,141)	(46,575)
Other income (expense), net	91	48	(213)	(321)

Loss before provision (benefit) for income taxes	(5,191)	(13,428)	(42,354)	(46,896)
Provision (Benefit) for income taxes	556	190	747	(216)

Net loss	(5,747)	(13,618)	(43,101)	(46,680)
Add: Loss attributable to noncontrolling interest	—	—	—	213

Net loss attributable to Imperva, Inc. stockholders	$(5,747)	$(13,618)	$(43,101)	$(46,467)

Net loss per share of common stock attributable to Imperva, Inc. stockholders, basic and diluted	$(0.19)	$(0.52)	$(1.47)	$(1.81)

Shares used in computing net loss per share of common stock, basic and diluted	30,797	25,967	29,362	25,680

(1) Stock-based compensation expense as included in above:
Cost of revenue	$836	$569	$2,713	$1,472
Research and development	3,311	2,353	10,122	6,335
Sales and marketing	3,314	3,730	12,824	9,369
General and administrative	4,201	4,123	13,142	8,930

Total stock-based compensation expense	$11,662	$10,775	$38,801	$26,106

(2) Acquisition-related expense as included in above:
Cost of revenue	$—	$—	$—	$156
General and administrative	—	—	—	1,243

Total acquisition-related expense	$—	$—	$—	$1,399

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of Sep 30 2015	As of Dec 31 2014
Assets
Current assets:
Cash and cash equivalents	$157,949	$68,096
Short-term investments	95,815	41,624
Restricted cash, current	74	62
Accounts receivable, net	41,486	47,446
Inventory	942	259
Deferred tax assets	434	408
Prepaid expenses and other current assets	5,725	3,927

Total current assets	302,425	161,822

Property and equipment, net	8,451	7,618
Goodwill	34,972	34,972
Purchased intangible assets, net	8,343	9,399
Severance pay fund	4,350	3,980
Restricted cash	1,665	1,665
Deferred tax assets	329	329
Other assets	822	860

Total assets	$361,357	$220,645

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,544	$5,376
Accrued compensation and benefits	16,320	15,749
Accrued and other current liabilities	12,918	6,376
Deferred revenue	66,303	56,077

Total current liabilities	100,085	83,578

Other liabilities	4,183	10,408
Deferred revenue	24,988	25,098
Accrued severance pay	4,675	4,318

Total liabilities	133,931	123,402

Stockholders’ equity:
Common stock	3	2
Additional paid-in capital	429,300	256,388
Accumulated deficit	(200,759)	(157,658)
Accumulated other comprehensive loss	(1,118)	(1,489)

Total Imperva, Inc. stockholders’ equity	227,426	97,243
Noncontrolling interest	—	—

Total stockholders’ equity	227,426	97,243

Total liabilities and stockholders’ equity	$361,357	$220,645

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Nine Months Ended
	Sep 30 2015	Sep 30 2014
Cash flows from operating activities:
Net loss	$(43,101)	$(46,680)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,337	2,613
Stock-based compensation	38,801	26,106
Amortization of acquired intangible assets	1,056	917
Amortization of premiums/accretion of discounts on short-term investments	398	318
Excess tax benefits from share-based compensation	(60)	(20)
Changes in operating assets and liabilities:
Accounts receivable, net	5,960	8,909
Inventory	(683)	153
Prepaid expenses and other assets	(1,760)	713
Accounts payable	(964)	(765)
Accrued compensation and benefits	571	498
Accrued and other liabilities	1,187	220
Severance pay, net	356	42
Deferred revenue	10,116	5,895
Deferred tax assets	(26)	(6)

Net cash provided by (used in) operating activities	15,188	(1,087)
Cash flows from investing activities:

Purchase of short-term investments	(75,399)	(26,899)
Proceeds from sales/maturities of short-term investments	20,721	29,821
Acquisitions, net of cash acquired	—	(12,083)
Net purchases of property and equipment	(4,038)	(3,694)
Change in restricted cash	(12)	(323)

Net cash used in investing activities	(58,728)	(13,178)
Cash flows from financing activities:
Proceeds from follow-on public offering, net of offering costs	127,853	—
Proceeds from issuance of common stock, net of repurchases	12,668	4,926
Excess tax benefits from share-based compensation	60	20
Shares withheld for tax withholding on vesting of restricted stock units	(7,221)	(1,584)

Net cash provided by financing activities	133,360	3,362
Effect of exchange rate changes on cash and cash equivalents	33	—

Net increase (decrease) in cash and cash equivalents	89,853	(10,903)

Cash and cash equivalents at beginning of period	68,096	76,704

Cash and cash equivalents at end of period	$157,949	$65,801

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	Sep 30 2015	Sep 30 2014	Sep 30 2015	Sep 30 2014
GAAP operating loss	$(5,282)	$(13,476)	$(42,141)	$(46,575)
Plus:
Stock-based compensation expense	11,662	10,775	38,801	26,106
Acquisition-related expense	—	—	—	1,399
Amortization of purchased intangibles	352	351	1,056	917

Non-GAAP operating income (loss)	$6,732	$(2,350)	$(2,284)	$(18,153)

GAAP net loss attributable to Imperva, Inc. stockholders	$(5,747)	$(13,618)	$(43,101)	$(46,467)
Plus:
Stock-based compensation expense	11,662	10,775	38,801	26,106
Acquisition-related expense	—	—	—	1,399
Amortization of purchased intangibles	352	351	1,056	917

Non-GAAP net income (loss)	$6,267	$(2,492)	$(3,244)	$(18,045)

Weighted average basic shares outstanding	30,797	25,967	29,362	25,680

Weighted average diluted shares outstanding	32,733	25,967	29,362	25,680

Non-GAAP net income (loss) per share, basic	$0.20	$(0.10)	$(0.11)	$(0.70)

Non-GAAP net income (loss) per share, diluted	$0.19	$(0.10)	$(0.11)	$(0.70)

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Acquisition-Related Charges: GAAP requires expenses to be recognized for various types of events associated with a business acquisition, such as legal, accounting, advisory and other deal related expenses. These expenses vary significantly and are unique to each transaction. Additionally, Imperva does not acquire businesses on a predictable cycle. Imperva records these acquisition and other transaction costs as operating expenses when they are incurred. Imperva believes that these acquisition and other transaction costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Imperva excludes stock-based compensation and acquisition-related charges from its non-GAAP financial measures primarily because they are expenses that it does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of its business.

Amortization of Purchased Intangibles. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com